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                                                                    EXHIBIT 10.8

                           EXPANSION OPTION AGREEMENT

        THIS EXPANSION OPTION AGREEMENT (this "Agreement") is made and entered into as of the 27 day of October, 1999 by and between CORPORATE TECHNOLOGY CENTRE ASSOCIATES LLC, a California limited liability company ("Landlord"), and REDBACK NETWORKS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

        A. Landlord and Tenant are parties to that certain Lease dated of even date herewith for Building 4 (the "Building 4 Lease") in Corporate Technology Centre, San Jose, California (the "Project"), which Project is shown on the Site Plan attached hereto as Exhibit "A", and that certain Lease dated of even date herewith for Building 3 in the Project (the "Building 3 Lease").

        B. Landlord has agreed to grant certain rights to Tenant regarding Parcel 2 of the Project (the "Property"), to be located at 250 Holger Way, San Jose, California, which Landlord currently plans to improve with one (1) building containing approximately 76,410 square feet ("Building 2"), which Property is shown on the Site Plan attached hereto as Exhibit "B"; provided however that, if such Property is adjusted prior to final legal parcelization, the Property shall consist of the final legal parcel resulting from such parcelization.

        C. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Building 3 Lease and the Building 4 Lease.

AGREEMENT

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. NOTICE OF AVAILABILITY. Landlord shall use commercially reasonable efforts to inform Tenant of the availability of additional space in the Project when such space is available for lease by third parties.

2. EXPANSION OPTION. Subject to the conditions precedent set forth in Section 4 below, Landlord hereby grants to Tenant the option to lease (the "Expansion Option") the entirety of Building 2, subject to the following conditions:

(A) Tenant shall provide written notice given to Landlord no later than 5:00 p.m. (California time) on July 31, 2000, of Tenant's election to lease Building 2 pursuant to the terms set forth herein;

(B) In the event the Expansion Option is exercised in a timely fashion, Landlord and Tenant shall enter into a new lease for Building 2, which lease shall be upon all of the terms and conditions of the Building 3 Lease, including, without limitation, lease commencement date, the base monthly rent per square foot, and annual increases thereto, and the provisions in the Work Letter for the Building 3 Lease (including completion and delivery dates); provided, however, that the square footage of the Leased Premises shall be 76,410 rentable square feet. In addition, the building shell for Building 2 shall be built in accordance with the building plans and specifications prepared Robinson Mills + Williams on behalf of Landlord, described as Corporate Technology Centre, Phase II "Issued for Permit" plans dated June 21, 1999 ("Base Building Plans") which have been approved by Tenant prior to the date hereof.

(C) In the event Tenant fails to provide Landlord with notice of its exercise of the Expansion Option granted by this Section 2 prior to 5:00 p.m. (California time) on July 31, 2000, all of Tenant's rights under this Section 2 shall terminate and be of no further force or effect.

3. RIGHT OF FIRST OFFER. In the event the Expansion Option terminates as set forth in Section 2(c) above, then subject to the conditions precedent set forth in Section 4 below, Tenant shall have the following rights regarding Building 2:

(A) Commencing on August 1, 2000, prior to entering into a lease proposal with a third party for Building 2, Landlord shall deliver a written notice (the "Building 2 Notice") to Tenant setting forth the terms upon which Landlord is willing to lease Building 2 to Tenant. Tenant shall notify Landlord in writing with five (5) business days after receipt of the Building 2 Notice of Tenant's election to lease Building 2 on the terms set forth in the Building 2 Notice ("Tenant's Election Notice"). Failure of Tenant to deliver such notice within the required time period shall be deemed an election by Tenant to not lease Building 2 and Tenant shall have no further rights to lease Building 2 thereafter. Tenant's right under this Section 3 is a one-time right. Failure of Tenant to deliver Tenant's Election Notice within the required time period shall cause this Agreement to terminate and be of no further force or effect.

(B) In the event Tenant delivers Tenant's Election Notice within the time period required herein, Landlord and Tenant shall enter into a lease for Building 2 within ten (10) business days after Landlord's receipt of Tenant's Election Notice, which lease shall be substantially identical to the Building 3 Lease, provided, however, that (1) the square footage of the Leased Premises shall be the net rentable footage determined by Landlord after construction of Building 2, (2) the economic terms (including, without limitation, the amount of rent and the tenant improvement allowance, if any) shall be the terms set forth in the Building 2 Notice, and (3) the lease term shall be coterminous with the Building 3 Lease and Building 4 Lease. In addition, the building shell for Building 2 shall be built in accordance with the Base Building Plans.

4. CONDITION PRECEDENT. Anything herein to the contrary notwithstanding, (a) if Tenant is in default under any of the
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terms, covenants or conditions of any lease or other agreement between Landlord and Tenant at the time (i) Tenant exercises the Expansion Option, (ii) Landlord delivers the Building 2 Notice to Tenant or (iii) at the commencement of the term of the lease for Building 2, or (b) Tenant has subleased fifty percent (50%) or more of total square footage in Building 3 and Building 4, at the time
(i) Tenant exercises the Expansion Option, (ii) Landlord delivers the Building 2 Notice to Tenant or (iii) at the commencement of the term of the lease for Building 2, or (c) Tenant has assigned its interest in any lease between Landlord and Tenant for fifty percent (50%) or more of total square footage in Building 3 and Building 4 at the time (i) Tenant exercises the Expansion Option,
(ii) Landlord delivers the Building 2 Notice to Tenant or (iii) at the commencement of the term of the lease for Building 2, then Landlord shall have the right to terminate the Tenant's rights under this Agreement and any lease for Building 2 upon notice to Tenant.

5. GENERAL PROVISIONS.

(A) NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested,
(iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

        TO LANDLORD:        Corporate Technology Centre Associates LLC
                            c/o Menlo Equities LLC
                            525 University Avenue, Suite 100
                            Palo Alto, California  94301
                            Attention:  Henry D. Bullock/Richard J. Holmstrom
                            Facsimile (650) 326-9300

        TO TENANT:          Redback Networks, Inc.
                            1389 Moffett Park Drive
                            Sunnyvale, California  94089
                            Attention: Pat Ryan
                            Facsimile (408) 548-3599

(B) ENTIRE AGREEMENT; NO MODIFICATIONS. This Agreement, together with the schedules and exhibits attached hereto, incorporates all agreements, warranties, representations and understandings between the parties to the Agreement with respect to the subject matter hereof and constitutes the entire agreement of Landlord and Tenant with respect to the lease of the Premises. Any prior or contemporaneous correspondence, memoranda, understandings, offers, negotiations and agreements, oral or written, are merged herein and replaced in total by this Agreement and the exhibits hereto and shall be of no further force or effect. This Agreement may not be modified or amended except in a writing signed by Landlord and Tenant.

(C) TIME. Time is of the essence in the performance of the parties' respective obligations set forth in this Agreement.

(D) SUCCESSORS AND ASSIGNS. Subject to the foregoing provisions, this Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns. Tenant shall have the right to assign its rights under this Agreement to a "Permitted Assignee" as defined in the Building 3 and Building 4 Leases.

(E) COUNTERPARTS. This Agreement may be executed in one or more counterparts and each such counterpart shall be deemed to be an original; all counterparts so executed shall constitute one instrument and shall be binding on all of the parties to this Agreement notwithstanding that all of the parties are not signatory to the same counterpart.

(F) CONSTRUCTION. This Agreement shall be governed by and construed under the laws of the State of California. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any schedules or exhibits to it or any document executed and delivered by either party in connection with this Agreement. All captions in this Agreement are for reference only and shall not be used in the interpretation of this Agreement or any related document. If any provision of this Agreement shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Agreement and all such other provisions shall remain in full force and effect.

        IN WITNESS WHEREOF, Tenant and Landlord have executed this Agreement as of the date and year first written above:

                                 LANDLORD:

                                 CORPORATE TECHNOLOGY CENTRE ASSOCIATES llc, a California limited liability company

                                 By: Corporate Technology Centre Partners LLC, a California limited liability company, Its Manager

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                                        By:    Menlo Equities LLC,
                                               a California limited liability
                                               company,
                                               Its Managing Member

                                               By:   Menlo Equities, Inc.,
                                                     Its Managing Member

Dated: October 27, 1999                              By:  /s/ HENRY D. BULLOCK
       ------------------------                           ----------------------
                                                          Henry D. Bullock
                                                          President


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                                     TENANT:

                                     REDBACK NETWORKS, INC.,
                                     a Delaware corporation


Dated: October 27, 1999              By: /s/ CRAIG M. GENTNER
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                                     Title:
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Dated:                               By:
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